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EXHIBIT 10.30

Dated 27 November 2002

(1) IMPERIAL CHEMICAL INDUSTRIES PLC
(2) HUNTSMAN SPECIALTY CHEMICALS CORPORATION
(3) HUNTSMAN INTERNATIONAL HOLDINGS, LLC
(4) HUNTSMAN INTERNATIONAL, LLC

DEED OF AMENDMENT TO CONTRIBUTION
AGREEMENT

MAYER, BROWN, ROWE & MAW
11 Pilgrim Street
London EC4V 6RW

Tel: 020-7248 4282
Fax: 020-7782 8779
Ref: 672/365/23793.00091

This Deed Is Made The 27th Day of November 2002

Parties:

(1)
IMPERIAL CHEMICAL INDUSTRIES PLC a company incorporated in England and Wales (registered number 00218019) whose registered office is at 20 Manchester Square, London W1U 3AN ("ICI");

(2)
HUNTSMAN SPECIALTY CHEMICALS CORPORATION, a corporation incorporated under the laws of Delaware whose principal office is at 500 Huntsman Way, Salt Lake City, Utah, USA ("HSCC");

(3)
HUNTSMAN INTERNATIONAL HOLDINGS, LLC (previously known as Huntsman ICI Holdings, LLC) a limited liability company formed under the laws of Delaware whose principal place of business is at 500 Huntsman Way, Salt Lake City, Utah, USA ("HICI HOLDINGS"); and

(4)
HUNTSMAN INTERNATIONAL, LLC (previously known as Huntsman ICI Chemicals, LLC) a limited liability company formed under the laws of Delaware, whose principal place of business is at 500 Huntsman Way, Salt Lake City, Utah, USA ("HICI") (together with HSCC and HICI Holdings referred to as "HUNTSMAN").

Background

(A)
ICI and Huntsman are parties to a Contribution Agreement in respect of the contribution of the Polyurethanes, Tioxide, Relevant Petrochemicals and PO/MTBE business to HICI Holdings, dated 15 April 1999, (as amended by amending agreements dated 4 and 30 June 1999, by a further amending agreement dated 30 June 1999, by a memorandum dated 2 November 2000 and by an amendment agreement dated 20 December 2001) (the "AGREEMENT").

(B)
ICI and Huntsman have agreed to amend the Agreement as set out in this Deed.

It Is Agreed That:

1.
Definitions and Interpretation

1.1
In this Deed and the Background, unless the context requires otherwise, capitalised terms which are defined in the Agreement shall have the meaning given to them in the Agreement, and

  "BUSINESS DAY" means any day not being a Saturday or Sunday when clearing banks are open for ordinary banking business in the City of London and New York City

  "HSCC GROUP" means HSCC and any direct or indirect subsidiary of HSCC (as such term is defined in Section 736 Companies Act 1985).

1.2
This Deed shall be read and shall take effect as one with the Agreement and references in the Agreement to "this Agreement" (or similar references) shall be read and construed as references to the Agreement as amended by this Deed.

1.3
Except as provided in this Deed, the provisions of the Agreement (including without limitation clause 6 of the Agreement) shall be unaffected by the provisions of this Deed and shall remain in full force and effect and shall continue (including without limitation in respect of all Business Contracts notwithstanding that any notice of termination has been served in respect of it).

1.4
In this Deed, unless the context requires otherwise, any reference to:

(a)
the BACKGROUND is to the statements about the background to this Deed made above, and to a CLAUSE is to a clause of this Deed;

  (b)
  a PARTY or the PARTIES is to a party or the parties (as the case may be) to this Deed and shall include any permitted assignees of a party;

  (c)
  the MASCULINE, FEMININE or NEUTER gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

  (d)
  a PERSON includes any individual, firm, corporation, unincorporated association, government, state or agency of state, association, partnership or joint venture (whether or not having a separate legal personality) and includes a reference to that person's legal personal representatives and successors;

  (e)
  references to a COMPANY shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established; and

  (f)
  any obligations or liabilities undertaken by more than one party are undertaken by those parties jointly and severally.

2.
Amendments to The Agreement

2.1
Huntsman and ICI agree to amend the provisions of clause 6.11 of the Agreement in relation to any of those Business Contracts of which details are set out in Part 1 of the Schedule to this Deed which has not, by 31 July 2002, been novated in full, in relation to those aspects of each such Business Contract that are contemplated by the Agreement to be novated to a member of the HSCC Group, to a member of the HSCC Group such that ICI (or the relevant subsidiary of ICI) shall be permitted at any time thereafter to terminate any such Business Contract in accordance with the specific terms of such contract allowing for voluntary and unilateral termination for reasons other than cause on the specified period of notice in that relevant Business Contract (or if no such period is specified then on a reasonable period of notice having regard to the nature of the Business Contract).

2.2
Huntsman and ICI agree to amend the provisions of clause 6.11 of the Agreement in relation to any of those Business Contracts of which details are set out in Part 2 of the Schedule to this Deed which has not, by 31 December 2002, been novated in full in relation to those aspects of each such Business Contract that are contemplated by the Agreement to be novated to a member of the HSCC Group, to a member of the HSCC Group such that ICI (or the relevant subsidiary of ICI) shall be permitted at any time thereafter to terminate any such Business Contract in accordance with the specific terms of such contract allowing for voluntary and unilateral termination for reasons other than cause on the specified period of notice in that relevant Business Contract (or if no such period is specified then on a reasonable period of notice having regard to the nature of the Business Contract).

2.3
Huntsman and ICI agree to amend the provisions of clause 6.11 of the Agreement in relation to any of those Business Contracts of which details are set out in Part 3 of the Schedule to this Deed which has not, by 30 June 2003, been novated in full in relation to those aspects of each such Business Contract that are contemplated by the Agreement to be novated to a member of the HSCC Group, to a member of the HSCC Group such that ICI (or the relevant subsidiary of ICI) shall be permitted at any time thereafter to terminate such Business Contract in accordance with the specific terms of such contract allowing for voluntary and unilateral termination for reasons other than cause on the specified period of notice in that relevant Business Contract (or if no such period is specified then on a reasonable period of notice having regard to the nature of the Business Contract).

2.4
If ICI intends to exercise its right under Clauses 2.1, 2.2 and/or 2.3 to give notice to terminate any Business Contract:

  (a)
  ICI shall provide to Huntsman, not less than 20 Business Days before such notice is to be sent, a copy of the form of notice proposed to be sent and confirmation of the date on which the notice is proposed to be sent;

  (b)
  if by the later of 15 Business Days after Huntsman's receipt of the notice referred to in Clause 2.4(a) and 5 Business Days before the date that ICI notified Huntsman that it proposed to send such notice, Huntsman has not provided any written comments on the notice to ICI, ICI shall be entitled to submit the notice, or to procure that the notice is submitted by a subsidiary of it, in each case in the form provided to Huntsman but no earlier than the date the notice is proposed to be sent as specified in the notification referred to in Clause 2.4(a);

  (c)
  if by the later of 15 Business Days after Huntsman's receipt of the notice referred to in Clause 2.4(a), and 5 Business Days before the date that ICI notified Huntsman that it proposed to send such notice, Huntsman provides written comments on the notice to ICI and:

  (i)
  such written comments are in the form of a substitute notice, ICI shall submit such substitute notice or procure the submission by a subsidiary of it of such substitute notice; or

  (ii)
  such written comments are in the form of amendments to the notice provided by ICI, ICI shall submit the notice, or procure that the notice is submitted by a subsidiary of it, in each case, as so amended provided that ICI shall not be obliged to accept the substitute notice or the amendments to the notice referred to in sub paragraphs (i) and (ii) if, and to the extent that, the changes proposed by Huntsman affect the effectiveness of the termination notice in terminating such Business Contracts or delay the date of such termination, or impose any additional liability on ICI (or any subsidiary of ICI) as a result of the substituted notice or the amended notice;

  (d)
  Upon service of a termination notice pursuant to this Clause 2.4, neither Huntsman nor any member of the HSCC Group shall be required to seek, procure or agree to the novation of a contract in respect of which such notice has been served on the other party or parties to such contract and the provisions of the Agreement (including without limitation clause 6 of the Agreement) shall be amended accordingly; and

  (e)
  if during the period after notice of termination has been given in respect of any Business Contract (a "Terminating Contract"), but prior to its actual termination, Huntsman enters into a new agreement with the parties to a Terminating Contract (other than ICI and/or its subsidiaries) in relation to all or a discrete part of the subject matter of such Terminating Contract which can be terminated without affecting the remaining provisions of that Terminating Contract (or by making minor changes thereto), Huntsman shall procure the termination of such Terminating Contract at the date of execution of such new agreement to the extent that (i) such new agreement is a substitute for all or such discrete part of such Terminating Contract; and (ii) such early termination is executed by ICI and/or its subsidiaries and provided that such early termination shall not affect or modify the terms of the Terminating Contract (other than by making minor changes thereto) save in relation to the effective date of termination

3.
Licence Agreements

  ICI and Huntsman acknowledge that the contracts listed in Part 4 of the Schedule to this Deed are contracts which Huntsman considers to be critical to its business. Without prejudice to the provisions of clause 6 of the Agreement, Huntsman and ICI confirm that they are committed to using their respective reasonable endeavours as a priority to novate the contracts listed in Part 4 of the Schedule in accordance with clause 6 of the Agreement so that ICI is no longer a party to any of these contracts in Part 4 of the Schedule (save in respect of any confidentiality requirements that survive the novation of any contract) provided that Huntsman shall not be required to incur fees or royalties in respect of such contracts in excess of those payable in accordance with the terms of such contracts at the date of this Deed.

4.
Notices

  All communications relating to this Deed shall be in writing and delivered by hand or sent by post or facsimile to the party concerned at the relevant address shown at the start of this Deed provided that any communications to be sent to Huntsman need be sent only to the address of HSCC shown at the front of this Deed or by facsimile to number 01642 376460 marked for the attention of the Company Secretary. Any such communication shall take effect if delivered by hand, upon delivery; if posted, at the earlier of delivery and, if sent by first class registered post, 10 am on the second day after posting; if sent by facsimile when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address.

5.
Counterparts

  This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed, shall be an original, but all the counterparts together shall constitute one and the same instrument.

6.
Governing Law and Jurisdiction

  This Deed shall be governed by and construed in accordance with English law. The parties irrevocably submit to the exclusive jurisdiction of the English Courts to settle any disputes that may arise out of or in connection with this Deed.

Execution

        The parties have shown their acceptance of the terms of this Deed by executing it as a deed after the Schedule.

SCHEDULE

Dbase Ref	Contract	Contract Date	Comment
PART 1
1	Northville Corp re C9S—ICI sells C9S	28 Sept '98
4	BP Oil re C9	1 December '98
6	Draft Evergreen Sales Contract between ICI C&P Ltd & Phenolchemie re Cumene	18/12/96
7	Proquimed re Cyclohexane	20 October '95
22	Ineos/PEG Toll re Ethylene (Uniqema supply of Ethylene to Ineos)		Contract Ended 2001
29	BP (Purchase) re Propylene Chemicals		Expired End 1999
30	S&P Agreement between ICI C&P & Enichem Elastomers for Butadiene monomers	28/12/95
35	Butadiene Swap for Maydown and Kings Lynn between ICI C&P and Dow	01/01/97
38	BP Amoco re Raffinate 1		Huntsman has new contract in place with BP Oil
39	Draft S&P Agreement between ICI C&P and Shell Nederland Chemie re C5s	Undated
43	Materials Agreement between ICI C&P and Air Products (Chems) Teesside Ltd re Hydrogen to Amines Business	02/02/98
44	Hydrogen Contract between ICI Chemicals & Polymers Limited and Du Pont	07/09/79
47	BASF re Ethylene Terminal		Expired/terminated by BASF in 1989
88	Draft Agreement between ICI C&P and Terra Industries Ltd relating to transfer of operatorship of the No 2 Jetty services only.		This agreement regulates the use of No 2 Jetty for ammonia ships
95	BASF—C3 Analysis
105	Agreement between Lurgi Mineral Oltechnik GmbH & Imperial Chemical Industries Ltd—1975	29/08/75
107	Protec		Huntsman locating documents
108	Pyrotec		Huntsman locating documents

109	Shell		Huntsman locating documents
110	Letter Agreement between Stone and Webster & ICI C&P Limited re a study	18/03/92
111	Catalyst Sale Agreement Toray Industries Ltd and ICI C&P Limited	19/08/94
119	Draft General Terms & Condition and Services Level Agreement relating to the supply of hydrogen to ICI Polyurethanes.	26/01/99 7/2/98 and 1/12/98
120	Products Supply to Newco—General Terms and Conditions (including term sheet for Product Supply Agreement).	02/07/97
121	Service Level Agreement relating to Hydrogen supply to Phillips-Imperial Petroleum	22/01/99
126	1999 Term Agreements for the sale and purchase of condensate/natural gasoline between Mobil TSL and others and ICI C&P Limited and a draft term contract.	10/01/99
134	Sale and Purchase Agreement between ICI C&P Limited and BASF Plc (terminated). On original database.	22/04/91
135	Letter confirming the terms for the sale of commercial propane from ICI C&P Limited to Conoco Ltd as extended to March 1999 by a letter dated 27.11.1998	15/03/91
136	Heads of Terms between ICI C&P and Northern LPG Inc (a subsidiary of Transammonia Inc) for the sale of propane.	18/02/99
145	Chemical Emission Alarm Scheme on North Tees Area. Cleveland County Council/ICI	18/05/81
PART 2
12	Dupont (UK) re Materials and Schedules	1/7/93
19	Ethylene Supply Agreement between ICI C&P Ltd & Union Carbide Ltd	01/01/95
48	Agreement between ICI C&P & Shell Nederland BV re Ethylene Transit & Transport	01/07/89/ 05/11/96/ 09/12/97
51	Phillips Petroleum Co re Pipeline Operations	20/03/90
52	Sales Agreement for Armada condensate between AGIP and ICI C&P Limited	17/10/96

53	BG North Sea Holding (Everest Lomond) re Cond.	07/05/97
54	BG North Sea Exploration (Armada) re Cond.	17/10/96
63	Texaco N Sea re. Erskine Condensate Banff	19/08/97
64	Hardy Oil re Condensate (now British-Borneo Exploration Ltd)	13/01/99
70	Fina Exploration re Cond.	Draft 05/11/96
84	Terra Purchased Services		Supply of services to Terra at North Tees
85	Northumbrian Water Fire Bypass	19-Feb-76
89	Terra Utilities contract		Utilities sold to Terra by Huntsman
144	Statement of Intent—supply of propane by pipeline from North Tees Works to BASF at Seal Sands.	10/05/91
153	Phillips Petroleum—Condensate
PART 3
113	(c) Enron—the Services Agreement relating to TUSB from the ICI Hydrocarbons Business	31-Dec-98
115	(a) Enron—Utilities Agreement relating to the ICI Hydrocarbons Business	31/12/98
115	(b) Enron—Utilities Agreement relating to the ICI Polyurethanes Business	31-Dec-98
PART 4
91	ABB—Control System North Tees		Huntsman locating documents
92	Non-Disclosure Agreement between ABB Lummus Global Inc & ICI C&P	30/08/95
96	BASF		Huntsman locating documents
102	Honeywell	20-Jul-98
103	Inst. Francais du Petrole Directions (Assigned to Axens 1/1/01 see letter of 26/10/01_	2/03/89, 15/01/91 & 19/07/95
106	Mobil (Exxon)		Various Agreements

SIGNED AND DELIVERED	)	/s/ Robert Wynne T. Turner
AS A DEED BY Robert Wynne T. Turner,	)
	)	Robert Wynne T. Turner
)
)
under power of attorney	)
for and on behalf of IMPERIAL	)
CHEMICAL INDUSTRIES PLC	)
)
SIGNED AND DELIVERED	)	/s/ Michael A. J. Maughn
AS A DEED BY Michael A. J. Maughn,	)
)
)
	)	Michael A. J. Maughn
under power of attorney	)
for and on behalf of HUNTSMAN	)
SPECIALTY CHEMICALS	)
CORPORATION	)
SIGNED AND DELIVERED	)	/s/ Michael A. J. Maughn
AS A DEED BY Michael A. J. Maughn,	)
)
)
	)	Michael A. J. Maughn
under power of attorney	)
for and on behalf of HUNTSMAN	)
INTERNATIONAL HOLDINGS, LLC	)
)
SIGNED AND DELIVERED	)	/s/ Michael A. J. Maughn
AS A DEED BY Michael A. J. Maughn,	)
)
)
	)	Michael A. J. Maughn
under power of attorney	)
for and on behalf of HUNTSMAN	)
INTERNATIONAL, LLC	)

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